POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of PEPCO HOLDINGS, INC., a Delaware corporation, (the "Company") hereby constitute and appoint Dennis R. Wraase, Thomas S. Shaw, William T. Torgerson, Joseph M. Rigby, Anthony J. Kamerick, Ellen Sheriff Rogers and Karen G. Almquist and each of them, their true and lawful attorneys and agents with full power and authority, in their names and on their behalf, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission thereunder, and to comply with the securities laws of any state of the United States or any other jurisdiction, in connection with a Registration Statement on Form S-3 to be filed under the Act for the public offering and sale of up to $1,000,000,000 in debt and/or equity securities, and any Registration Statement for the public offering and sale of up to an additional 20% thereof filed in accordance with Rule 462(b) under the Act, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers, in the respective capacities indicated below, to said Registration Statements and to any instruments or documents filed as a part of or in connection with said Registration Statements or amendment thereto; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed, or caused to be subscribed, these presents this 28th day of October, 2004.
Signature ---------
Principal Executive Officer:	/s/ D. R. WRAASE DENNIS R. WRAASE President, Chief Executive Officer and Director
Principal Financial Officer:	/s/ JOSEPH M. RIGBY JOSEPH M. RIGBY Senior Vice President and Chief Financial Officer
Principal Accounting Officer:	/s/ JAMES P. LAVIN JAMES P. LAVIN Vice President and Controller
_________________________________________________________________________
Director	/s/ EDMUND B. CRONIN, JR. EDMUND B. CRONIN, JR.
Director	/s/ J. B. DUNN JACK B. DUNN, IV
Director	/s/ T. C. GOLDEN TERENCE C. GOLDEN
Director	/s/ GEORGE F. MacCORMACK GEORGE F. MacCORMACK
Director	/s/ RICHARD B. McGLYNN RICHARD B. McGLYNN
Director	/s/ FLORETTA D. McKENZIE FLORETTA D. McKENZIE
Director	/s/ LAWRENCE C. NUSSDORF LAWRENCE C. NUSSDORF
Director	/s/ PETER F. O'MALLEY PETER F. O'MALLEY
Director	/s/ FRANK ROSS FRANK K. ROSS
Director	/s/ PAULINE A. SCHNEIDER PAULINE A. SCHNEIDER
Director	/s/ WILLIAM T. TORGERSON WILLIAM T. TORGERSON
Director	/s/ A. T. YOUNG A. THOMAS YOUNG
_________________________________________________________________________